Exhibit 10.2

ON DEMAND DISTRIBUTION LIMITED
(FORMERLY ON DEMAND DISTRIBUTION PLC)

EMPLOYEE SHARE OPTION PLAN

     ADOPTED ON      2000

     AMENDED ON               2001 AND         2003

OSBORNE CLARKE

BRISTOL OFFICE

2 Temple Back East, Temple Quay, Bristol BS1 6EG
Telephone 0117 917 3000 Facsimile 0117 917 3005

LONDON OFFICE

Hillgate House, 26 Old Bailey, London EC4M 7HW
Telephone 020 7809 1000 Facsimile 020 7809 1005

THAMES VALLEY OFFICE

Apex Plaza, Forbury Road, Reading  RG1 1AX
Telephone 0118 925 2000 Facsimile 0118 925 0038

WEB SITE: www.osborneclarke.com

                                    CONTENTS

1. Definitions and interpretation...............................................     1
2. Grant of Options.............................................................     2
3. Share capital limit on Options...............................................     2
4. Exercise of Options..........................................................     3
5. Manner of exercise of Options................................................     5
6. Release of Options...........................................................     6
7. The re-grant and re-pricing  of Options......................................     6
8. Cash equivalent..............................................................     6
9. Adjustment of Options........................................................     7
10. Administration and amendment................................................     7
11. Taxation....................................................................     8
12. General.....................................................................     9

                   RULES OF THE ON DEMAND DISTRIBUTION LIMITED
                           EMPLOYEE SHARE OPTION PLAN

T.        Definitions and interpretation

1. In the Plan, unless the context otherwise requires, the following words have the following meanings:

         "THE BOARD"               the board of directors of the Company or
                               a duly authorised committee of the same;

         "THE COMPANY"             On Demand Distribution Limited (formerly On
                               Demand Distribution plc);

         "CONTROL"                 the meaning contained in Section 840, Taxes
                               Act;

         "DATE OF GRANT"           the date upon which the Board resolves to
                               grant an Option pursuant to rule 2.2;

         "DIRECTOR"                any non-employee director of a Group Company;

         "EMPLOYEE"                any permanent employee of a Group Company;

         "EMPLOYEES' SHARE         the meaning contained in Section 743,
    SCHEME"                    Companies Act 1985;

         "THE EXERCISE PRICE"      the amount payable per Share on the exercise
                               of an Option which amount shall be determined by the Board but shall not be less than the par value of a Share;

         "GROUP"                   the group of companies comprising the Company
                               and any Subsidiary or parent company;

         "GROUP COMPANY"           the Company and any other company within the
                               Group;

         "LISTING"                 the listing of any part of the
                               Ordinary Share Capital on the Official List of the London Stock Exchange or its admission to AIM or to any other recognised investment exchange as defined in section 285, Financial Services and Markets Act 2000;

         "MARKET VALUE"            the market value of a Share as determined by
                               the Board;

         "OPTION"                  a right to acquire Shares granted pursuant to
                               this Plan;

         "OPTION AGREEMENT"        an agreement between the Company and the
                               Option Holder which shall effect the grant of the Option according to rule 2.3;

         "OPTION HOLDER"           a person to whom an Option has been granted
                               under the Plan or, where the context permits, the legal personal representatives of such person;

         "ORDINARY SHARE           shares comprising the ordinary share capital
    CAPITAL" of the Company as defined in section 832(1), Taxes Act;

         "THE PLAN"                this plan being the On Demand Distribution
                               Limited

                               Employee Share Option Plan approved by a resolution of the Board dated - 2000 or as subsequently amended in accordance with rule 10;

         "RULES"                   these rules being the rules of the Plan;

         "SALE"                means the following:

                               (a) the transfer of an interest (within the
                                   meaning of Schedule 13, Part 1 and section
                                   324, Companies Act 1985) in the Shares
                                   conferring in aggregate more than 50% of the total voting rights conferred by all the Shares for the time being in issue or, at the discretion of the Board, otherwise by which there is a change of Control of the Company; or

                               (b) the completion of an agreement whereby any
                                   person, firm or company becomes bound to purchase the whole of the Company's undertaking, business and assets;

         "SHARES"                  ordinary shares in the capital of the Company
                               (or any shares representing them);

         "SUBSIDIARY"              a company wheresoever incorporated which for
                               the time being is under the Control of the Company;

         "TAX LIABILITY"           as defined in rule 11

2.                In this Plan, unless the context otherwise requires:

      a. a reference to a statute or statutory provision includes any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it; and

      b. words in the singular include the plural and vice versa and words in a specified gender include any other gender.

U.          Grant of Options

1. Any person who is an Employee or Director at the relevant date will be eligible to be granted Options under this Plan.

2. Subject to the limit contained in rule 3 and all other provisions of these Rules, the Board may grant Options on any date to such Employees or Directors as it in its discretion determines.

3. The grant of an Option shall be effected by an Option Agreement between the Company and the Option Holder in a form determined by the Board in compliance with these Rules. The Option Agreement shall be executed as a deed, contract or otherwise as the Board may determine.

V.          Share capital limit on Options

No Option may be granted on any date if the number of Shares to be issued on its exercise in full, when aggregated with the number of Shares issued, or remaining capable of being issued, on the exercise of Options previously granted under the Plan would exceed [ ]% of the Ordinary Share Capital in issue on that date (as adjusted to the extent appropriate to take account of any event affecting the Shares as is described in rule 9).

W.          Exercise of Options

1. Options granted pursuant to rule 2 shall have the terms described in the following provisions of this rule 4 and may be exercised accordingly.

Term

2. No Option shall be exercisable after midnight on the day before the tenth anniversary of the date it was granted.

Exercise Price

3. The Exercise Price applying to each Option shall be determined by the Board and set out in the Option Agreement.

                               PERFORMANCE TARGETS

4. The Board may specify when granting an Option such objective conditions by way of performance targets which it considers fair and reasonable to be satisfied before that Option may be exercised, and in this respect the Board may in its discretion subsequently amend or waive such objective conditions if events happen which cause the Board reasonably to consider that it would be a fairer measure of performance so to amend or waive the conditions to ensure that they achieve their original purpose, provided that any amended conditions are no more difficult to achieve than those previously imposed. Any objective condition imposed when granting an Option shall be set out in the Option Agreement.

Normal exercise

5. Except as provided elsewhere in this rule 4, and subject to satisfying any objective conditions which apply to the Option pursuant to rule 4.4, the right to exercise an Option shall vest as follows:

      a. according to the following vesting schedule, the terms of which shall be set out in the relevant Option Agreement:

              DATE                                 VESTING
-------------------------------           -------------------------
[12] months after Date of Grant           -% of Shares under Option

[24] months after Date of Grant           -% of Shares under Option

[36] months after Date of Grant           -% of Shares under Option

      b. or, alternatively, in any particular case the Board may in its discretion determine that a different vesting schedule shall apply to a particular Option, in which case the terms of the different vesting schedule shall be set out in the relevant Option Agreement.

6. For the purposes of any vesting schedule as described above, the phrase "Shares under Option" shall refer to the total number of Shares under Option at the Date of Grant of the relevant Option.

Sale

7. On the occurrence of a Sale (provided that such event is not implemented in accordance with a reorganisation which creates a new holding company for the Company which has the same (or substantially the same) shareholders holding the same (or substantially the same) proportionate shareholdings as the shareholders of the Company immediately before such event), accelerated vesting of the right to exercise Options shall apply so that, notwithstanding rule 4.5, an Option Holder may exercise any subsisting Option of his in respect of all the Shares under Option (both vested and unvested) during the period of 3 months beginning with unconditional completion of the Sale (or, if the Board permits, beginning with the date falling immediately prior to such date), after which, unless the Option Holder has released his Option according to rule 6, to the extent unexercised the Option shall lapse.

Listing

8. On the occurrence of a Listing, accelerated vesting of the right to exercise Options shall not apply and accordingly vesting of the right to exercise shall continue to be determined according to rule
      4.5 and the other provisions of this rule 4.

                                 EARLY EXERCISE

9. Where an Option Holder ceases to hold any office or employment with a Group Company by reason of:

      a.                injury, disability or ill-health; or

      b. redundancy (within the meaning of the Employment Rights Act 1996 or, where relevant, any equivalent non-UK law); or

      c. retirement at the age at which he is bound to retire under his contract of employment, or early retirement taken with the consent of the relevant Group Company; or

      d. a subsidiary ceasing to be under the Control of the Company, or a business or part of a business being transferred to a company which the Company does not Control the unvested portion of any Option of his then subsisting shall lapse and the vested portion of such Option shall remain exercisable during the period of 6 months after the date of such cessation (or such longer period as the Board may allow) after which, to the extent unexercised such vested portion of the Option shall lapse.

         Exercise on death

10. Where an Option Holder dies the unvested portion of any Option of his then subsisting shall lapse and the vested portion of such Option shall remain exercisable by his personal representatives during the period of 12 months after the date of such cessation (or such longer period as the Board may allow) after which, to the extent unexercised such vested portion of the Option shall lapse.

                             DISCRETIONARY EXERCISE

11. Where an Option Holder ceases to hold any office or employment with a Group Company in circumstances different to those provided for in rules 4.9 and 4.10, any subsisting Option of his shall lapse both as to the vested and the unvested portion, except that the Board may in its absolute discretion determine that, notwithstanding rule
      4.5 or any other provisions of these Rules, the Option Holder may exercise such Option (or such portion of it as the Board may specify) during the period ending 6 months after the date of such cessation (or such lesser period as the Board may specify) after which, to the extent unexercised the Option shall lapse.

                                 RECONSTRUCTION

12. If under Section 425, Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, accelerated vesting of the right to exercise Options shall apply so that, notwithstanding rule 4.5, the Option Holder may exercise any subsisting Option of his in respect of all the Shares under Option within the period of 3 months beginning with when the Court sanctions the compromise or arrangement, after which, unless the Option Holder has released his Option according to rule 6, to the extent unexercised the Option shall lapse.

                                   WINDING-UP

13. If notice is duly given to members of a resolution at a general meeting for the voluntary winding-up of the Company, except for the purposes of reconstruction or amalgamation, accelerated vesting of the right to exercise Options shall apply so that, notwithstanding rule 4.5, an Option Holder may exercise any subsisting Option of his in respect of all the Shares under Option (but so that any exercise under this rule shall be conditional upon such resolution being passed) at any time after the notice is given until the resolution is duly passed or defeated or the general meeting adjourned sine die, whichever shall first occur. If such resolution is passed an Option shall, to the extent unexercised, lapse.

Transferability

14. Save at the discretion of the Board, an Option may not be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse.

                                LAPSE OF OPTIONS

15. As well as in the circumstances provided elsewhere in these rules, an Option shall lapse in any of the following additional circumstances:

      a.                the tenth anniversary of the Date of Grant;

      b. the commencement of any liquidation or winding-up of the Company (otherwise than in connection with a compromise or arrangement as referred to in rule 4.12 and other than a voluntary winding-up as referred to in rule 4.13);

      c. at the conclusion of a period when any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F, Companies Act 1985;

      d.                the Option Holder being adjudicated bankrupt.

Lock-in

16. In the event of the occurrence of a Listing the Board may determine that an Option Holder may not sell, lend, charge, grant any options for the purchase of or otherwise dispose of the Shares acquired on exercise of his Option without the prior written consent of the Company or the underwriters managing such Listing for 180 days (or such longer period as the Board may agree with the underwriters) from the effective date of registration of the Shares, provided that the Directors who are shareholders in the Company also agree to such restrictions. Any such terms shall be binding on the Option Holder and the Option Holder shall enter into an agreement with the Company accordingly.

X.                Manner of exercise of Options

1. An Option shall be exercised by notice in writing (in the form prescribed by the Board) given by the Option Holder to the Company in respect of all or some of the Shares comprised in the Option, and such notice shall be accompanied by the aggregate Exercise Price payable and shall be effective on the date of its receipt or deemed receipt by the Company according to rule 10.7. The Board shall give reasonable notice to an Option Holder of relevant events, including am imminent Sale or Listing, and in such notice shall provide to the Option Holder such explanation as the Board considers appropriate of the Option Holder's rights under the Plan and any steps that may need to be taken to exercise those rights. The Option Holder shall be bound to observe treat as confidential any commercially sensitive information revealed in such a notice.

2. As soon as reasonably practicable after the date of exercise of an Option according to rule 5.1 the Company shall:

      a. issue to the Option Holder such Shares which are to be issued pursuant to the exercise of an Option; or

      b. procure the transfer to the Option Holder of such Shares which are to be transferred pursuant to the exercise of an Option and cause to be registered in his name the number of Shares specified in the notice of exercise.

3. An Option may only be exercised in respect of a whole number of Shares, not a fraction of a Share.

4. When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and an endorsement to that effect shall be noted on the relevant Option Agreement as soon as reasonably practicable after the partial exercise, and a revised option certificate shall be issued to the Option Holder accordingly.

5. Save for any right determined by reference to a date preceding the date upon which Shares are issued, Shares issued upon the exercise of an Option shall rank equally with the Shares then in issue. Shares transferred upon the exercise of an Option will be transferred without the benefit of any rights attaching to them by reference to a record date preceding the date of exercise.

6. An Option Holder to whom Shares are issued on the exercise of an Option shall be bound by the Company's articles of association as they apply to such Shares.

Y.          Release of Options

      If a company ("the Acquiring Company") obtains Control of the Company as a result of a Sale the Option Holder may, by an agreement in writing with the Acquiring Company, release his Option in consideration of the grant to him of an equivalent right over shares in the Acquiring Company. In any such event rule 4.5 shall not apply to trigger the exercise of Options on the occurrence of the Sale.

Z.          The re-grant and re-pricing of Options

      The Board may, with the consent in writing of the affected Option Holder, make arrangements for and implement:

      a. the cancellation of any Options held by him and the grant in substitution therefor of new Options granted under the Plan over such numbers of Shares and at such Exercise Prices as may be agreed between the Board and the Option Holder;

      b. the re-pricing of any Option held by him at such new Exercise Price and with such other new terms as may be agreed between the Board and the Option Holder.

AA.         Cash equivalent

1. Where an Option has been exercised by an Option Holder in respect of any number of Shares, and those Shares have not yet been allotted or transferred to him in accordance with 5.2, the Board may determine that, in substitution for his right to acquire such number of the Shares as the Board may decide (but in full and final satisfaction of his said right), the Option Holder shall be paid by way of additional emoluments a sum equal to the cash equivalent of that number of Shares.

2. For the purposes of this rule 8, the cash equivalent of any Shares is the amount by which the aggregate Market Value of those Shares exceeds the price at which such Shares may be acquired on the exercise of the Option.

3. Subject to rule 8.4, as soon as reasonably practicable after a determination has been made under rule 8.1 above that an Option Holder shall be paid a sum in substitution for his right to acquire any number of Shares:

      a. the Company shall pay to him or procure the payment to him of that sum in cash; and

      b. if he has already paid the Company the Exercise Price for those Shares, the Company shall return to him the amount so paid by him.

4.                      If the Board in its discretion so decides:

      a. the whole or part of the sum payable under rule 8.3(a) shall, instead of being paid to the Option Holder in cash, be applied on his behalf in subscribing Shares in the Company at a price per Share equal to the Market Value by reference to which the cash equivalent is calculated, or in purchasing such Shares, or partly in one way and partly in the other; and

      b. the Company shall allot to him (or his nominee) or procure the transfer to him (or his nominee) of the Shares so subscribed or purchased.

5. There shall be made from any payment under this rule 8 such deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable.

BB.         Adjustment of Options

1. The number or amount of Shares that are the subject of an Option and/or the Exercise Price may be adjusted in such manner as the Board considers to be fair and reasonable upon the occurrence of any capitalisation issue or offer by way of rights (including an open offer) or upon any sub-division, reduction or consolidation or other variation of all or any part of the Ordinary Share Capital after the date on which the Option is granted.

2. An adjustment under rule 9.1 may reduce the Exercise Price applying to an Option to less than the nominal value of a Share but only if and to the extent that:

      a.                the Board is authorised both:

            (1)               to capitalise from the reserves of the Company a
                  sum equal to the amount by which the nominal value of the Shares which are allotted pursuant to the exercise of an Option exceeds the adjusted Exercise Price; and

            (2)               to apply that sum in paying up that amount on
                  those Shares; and

      b. on the allotment of the Shares to be subscribed on the exercise of an Option, the Board proceeds to capitalise the sum referred to in sub-rule (i) above and applies that sum as described in sub-rule (ii) above.

CC.         Administration and amendment

1. The Plan shall be administered and implemented by the Board and the Board's decision on all disputes shall be final.

2. No decision by the Board shall be invalidated or questioned on the grounds that any Director had a direct personal interest in such decision or in the exercising of any power under this Plan.

3. Subject to rules 10.4 and 10.5, the Board may at any time amend these Rules in any way it thinks fit provided that, except with the approval of the shareholders of the Company in general meeting, no amendment to the material advantage of Option Holders (present or future) may be made.

4. No amendment may be made to these rules to the extent to which it would abrogate or adversely affect the subsisting rights of Option Holders as a class as regards Options granted prior to the amendment being made unless such amendment has been approved by an extraordinary resolution of the Option Holders as a class passed on a 75% majority basis, for which purpose an Option Holder shall be regarded as holding the number of Shares comprised in Options granted to him remaining capable of being exercised. An extraordinary resolution of a meeting of Option Holders held in accordance with this rule shall have the power to sanction any scheme, compromise or arrangement affecting Options and shall be binding on all Option Holders.

5. The requirement to obtain the approval of shareholders in general meeting in rule 10.3 shall not apply to any amendment which the Board considers is necessary or desirable in order to:

      a. comply with or take account of the provisions of any proposed or existing legislation or take account of any changes to legislation; or

      b. obtain or maintain favourable taxation treatment of any Participating Company or any Option Holder provided that any such amendment does not affect the basic principles of the Plan.

6. The Board shall have power from time to time to make and vary such regulations (not being inconsistent with these Rules) for the implementation and administration of this Plan as it may think fit. In the exercise of the power, the Board may correct any defect, omission or inconsistency in the Plan or in the Option Agreement relating to a particular Option in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

7. Any notice or other written communication under or in connection with the Plan may be given by the Company to the Option Holder or by the Option Holder to the Company (c/o the Secretary to the Company) either by hand, by post, by facsimile transmission or by e-mail. Notices shall be deemed given at the time delivered personally by hand, 5 days after posting pre-paid if posted within any country or 15 days if posted internationally, and when receipt is acknowledged if sent by facsimile transmission or e-mail.

DD.         Taxation

      The Option Holder shall be accountable for any income tax or (subject to the following provisions) national insurance liability (or their equivalent in any non-UK jurisdiction) to which he may become subject in respect of any assessable income deriving from the exercise or other dealing in the Option. In respect of such assessable income the Option Holder shall indemnify the Company and (at the direction of the Company) any Subsidiary which is or may be treated as the employer of the Option Holder in respect of the following (together, "the Tax Liability"):

      a. any income tax liability which falls to be paid to the Inland Revenue by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies to income tax under Chapter V, Taxes Act and the PAYE regulations referred to in it (or the equivalent in any foreign jurisdiction); and

      b. any national insurance liability which falls to be paid to the Inland Revenue by the Company (or the relevant employing Subsidiary) under the modified PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it (or the equivalent in any foreign jurisdiction) such national insurance liability being the aggregate of:

            (1)               all the primary Class 1 national insurance
                  contributions; and

            (2)               such proportion of the secondary Class 1 national
                  insurance contributions as shall be set out in the Option Agreement notifying the Option Holder of the grant of the option as referred to in rule 2.3.

2. Pursuant to the indemnity referred to in clause 11.1, the Option Holder shall make such arrangements as the Company requires to meet the Tax Liability, including at the direction of the Company any of the following:

      a. making a cash payment of an appropriate amount to the relevant Group Company;

      b. appointing the Company as agent and/or attorney for the sale of Shares and authorising the payment to the relevant Group Company of the appropriate amount out of the net proceeds of sale of the Shares;

      c. entering into an election whereby the employer's liability for secondary national insurance contributions is transferred to the Option Holder on terms set out in the election and approved by the Inland Revenue.

EE.         General

1. The Company shall at all times keep available sufficient authorised Shares to satisfy the exercise to the full extent still possible of any Options (excluding those the exercise of which is to be satisfied by the transfer of already issued Shares).

2. In relation to an Option Holder who is an Employee, the terms of his employment shall not be affected in any way by his participation in the Plan which shall not form part of such terms (either expressly or impliedly) nor in any way entitle him to take into account such participation in calculating any compensation or damages on the termination of his employment (for whatever reason, and whether lawfully or unlawfully) which might otherwise be payable to him.

3. In relation to an Option Holder who is a Director, nothing in this Plan shall confer upon such person any employment rights with the Company, nor shall the terms of his office be affected in any way by his participation in the Plan which shall not form part of such terms (either expressly or impliedly) nor in any way entitle him to take into account such participation in calculating any compensation or damages on the termination of his such office (for whatever reason, and whether lawfully or unlawfully) which might otherwise be payable to him

4. Subject to applicable law, the Company may enter into arrangements (including the payment of money or making of loans) with any person on such terms as it thinks fit whereby, on exercise of an Option, already issued Shares may be transferred to an Option Holder in satisfaction of his rights under this Plan.

5. This Plan shall be governed by and construed in accordance with the laws of England.

                                  GRANT LETTER

                      [to be typed onto Company letterhead]

Dear -

      ON DEMAND DISTRIBUTION LIMITED EMPLOYEE SHARE OPTION PLAN

      I am pleased to inform you that the Company has decided to grant you an option over - Ordinary Shares in the capital of the Company. This grant will be made in accordance with the Rules of the On Demand Distribution Employee Share Option Plan ("the Plan Rules").

      For the grant of the option to take effect you are required to enter into an option agreement with the Company. Reflecting the provisions in the Plan Rules, this sets out your rights and obligations as an option holder. I enclose a copy of the option agreement for you to sign and date where indicated before returning it to the Company. You will then be issued with an option certificate as evidence of the option grant.

      Also enclosed is an explanatory booklet which sets out the main features of the Plan.

      When you wish to exercise your option you must do so using a form of exercise which can be obtained on request from the Company. This will incorporate an indemnity from you in respect of any tax withholdings that the Group has to settle in respect of any tax, social security or equivalent liability that you may incur on the profit or gain that you make (the Tax Liabilities, as defined in Rule 11).

      [In order to secure the payment of the employer's secondary national insurance, you must, as a condition of the grant taking effect, enter into an election whereby such liability is transferred to you on terms set out in an election, the form of which will be approved by the Inland Revenue. This will be sent to you shortly. Upon receipt, please complete it and return it to [insert name] as soon as possible.]

      Yours sincerely,

      ................................
      For and on behalf of
      On Demand Distribution Limited

                                         OPTION AGREEMENT

            ON DEMAND DISTRIBUTION LIMITED EMPLOYEE SHARE OPTION PLAN

------------------------- --------------------------- ---------------------
  NAME OF OPTION HOLDER:  ............................("OPTION HOLDER")
------------------------- --------------------------- ---------------------

       NUMBER OF SHARES:  ............................("THE SHARES")

------------------------- --------------------------- ---------------------

PRICE PAYABLE PER SHARE:  Pound.......................("EXERCISE PRICE")

------------------------- --------------------------- ---------------------

 DATE OF THIS AGREEMENT:  ............................("DATE OF GRANT")

------------------------- --------------------------- ---------------------

      On Demand Distribution Limited ("the Company") hereby grants to the Option Holder an option ("the Option") to purchase the Shares at the Exercise Price in all respects subject to the terms, definitions and provisions of the On Demand Distribution Limited Employee Share Option Plan ("the Plan") which are incorporated in this Agreement by reference. Unless expressly indicated otherwise, the words and terms defined in the Plan shall have the same meanings in this Agreement

      This Agreement witnesses as follows:

Nature and term of the Option

The Option is a right to acquire the Shares at the Exercise Price according to the Plan. It shall expire on the day before the tenth anniversary of the Date of Grant.

FF.         Vesting and exercise of the Option

1. [Subject to the achievement of the performance targets described at clause 2.3 below, the] [The] Option shall be exercisable during its term in accordance with the provisions of the Plan. Subject thereto, the follow main exercise provisions shall apply:

Vesting

2. The right to exercise the Option shall vest according to the following vesting schedule:

-----------------------------------------------
         DATE                      VESTING
-----------------------------------------------
[12] months after Date of    -% of Shares under
          Grant                       Option
-----------------------------------------------
[24] months after Date of    -% of Shares under
          Grant                       Option
-----------------------------------------------
[36] months after Date oft   -% of Shares under
          Grant                       Option
-----------------------------------------------

[Note: this is the normal vesting schedule as set out in rule 4.5, but at the discretion of the Board could be different in a particular case.]

      Performance Targets

3.                [where relevant, appropriate wording to be inserted]

      Sale or Listing

4. On the occurrence of a Sale, accelerated vesting of the right to exercise the Option shall apply so that, notwithstanding the vesting schedule set out above, the Option Holder may exercise the Option during the period of 3 months beginning with unconditional completion of the Sale (or, if the Board permits, beginning with the date falling immediately prior to the applicable date)

5. On the occurrence of a Listing, accelerated vesting of the right to exercise Options shall not apply and accordingly vesting of the right to exercise shall continue to be determined according to the vesting schedule set out above.

      Roll-over

6. On a Sale, the Option may be rolled-over into a new Option over the acquiring company's shares.

GG.         Lapse of the Option

      Save in certain circumstances as specified in the Plan, on the date the Option Holder ceases to hold any office or employment with a Group Company the Option shall normally lapse.

HH.         Taxation

         The Company may be required to make a withholding for tax and/or social security in respect of assessable income deriving from the exercise of the Option or the disposal of the Shares acquired upon such exercise. The Option Holder shall indemnify the Company accordingly and enter into such arrangements to enable the Company to make such withholding.

         You shall indemnify the Company in respect of -% of the employer's national insurance that your employer will become liable to pay to the Inland Revenue[, and it is a condition of the grant of the Option that you enter into an election (in the form approved by the Inland Revenue) whereby such liability is transferred to you].

II.         Option Holder's acknowledgement and undertaking

         The Option Holder acknowledges and undertakes the following:

      (a) nothing in this Agreement, nor in the Plan, shall confer upon the Option Holder any right with respect to the continuation of [his] [her] employment or appointment as an officer by any Group Company;

      (b) hereby accepts the Option be subject to all of the terms and provisions set out in the Plan; and

      (c) agrees to accept as binding, conclusive and final all decisions or interpretations made by or on behalf of the Company in respect of any questions arising under the Plan.

            EXECUTED AS A DEED BY:

              -----------------------           Date---------------------2000
            (signature)

             ------------------------
            (print name)

            IN THE PRESENCE OF:

                  ..........................       (witness's signature)

                  ..........................       (witness's name)

                  ..........................       (witness's address)

                  ..........................

                  ..........................       (witness's occupation)

                  NOTE: YOUR SPOUSE SHOULD NOT WITNESS YOUR SIGNATURE

                                                           Certificate No.......

                            SHARE OPTION CERTIFICATE

            ON DEMAND DISTRIBUTION LIMITED EMPLOYEE SHARE OPTION PLAN

DATE OF                   EXERCISE PRICE PER          NUMBER OF SHARES
GRANT                            SHARE                  UNDER OPTION
-------                   ------------------          ----------------
 -                           (pound)                         -

This is to certify that, pursuant to an option agreement dated - ("the Option Agreement")

      [Name].........................................of

      [Address]........................................

      has been granted an option ("the Option") to acquire - Ordinary Shares each in the Company ("the Shares") at the exercise price shown above under the Rules of the On Demand Distribution Limited Employee Share Option Plan.

      The Option is granted subject to the terms of the Option Agreement, and this certificate is evidence of the grant thereby made. A copy of the rules of the Plan referred to in the Option Agreement is available for inspection upon request from the Company.

      If you are in any doubt about the financial or tax consequences for you of the grant or exercise you are advised to take independent advice.

      .......................
For and on behalf of
On Demand Distribution Limited

        THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

                                FORM OF EXERCISE

            ON DEMAND DISTRIBUTION LIMITED EMPLOYEE SHARE OPTION PLAN

To:   The Company Secretary
    On Demand Distribution Limited

I wish to exercise the option in respect of ........... ordinary shares comprised in the enclosed option certificate.

I enclose a cheque for (pound)..........in favour of On Demand Distribution
Limited as payment in full of the exercise price of (pound)........per share.

I apply for the number of shares specified above and request you to arrange the registration of them in my name subject to the memorandum and articles of association of On Demand Distribution Limited.

I agree:

(a) to indemnify On Demand Distribution Limited and any of its subsidiaries in respect of any Tax Liability (as defined in the Plan) which arises as a result of the exercise of the option; and

(b) that the issue of these option shares to me shall be conditional upon my first making arrangements to the satisfaction of On Demand Distribution Limited to discharge the Tax Liability pursuant to such indemnity, including the giving of an appropriate power of attorney and (if required by the Company) entering into an election in the form approved by the Inland Revenue.

Signed ___________________________________________   Date ___________________

Name ________________________

Address________________________
___________________________________________

Note:

If you are signing as a personal representative you should lodge a copy of the Grant of Probate or Letters of Administration as evidence of your appointment. In the event of there being more than one personal representative each must sign the form.